ContiFinancial Corporation
Ratio of Earnings to Fixed Charges
Exhibit 12.1 of June 30, 1998 Form 10-K

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                                                            Three months ended
                                                               June 30,          Fiscal     Fiscal    Fiscal      Fiscal     Fiscal
                                                             1998       1997        98         97        96         95         94
                                                            ------     ------    -------    -------   -------     ------     ------
Summary:
     Earnings                                               63,663     81,377    385,425    297,677   197,996     77,895     42,334
     Fixed Charges                                          55,382     35,863    165,904    120,636    74,770     29,635     12,124
                                                            ------     ------    -------    -------    ------     ------     ------
     Ratio                                                    1.15       2.27       2.32       2.47      2.65       2.63       3.49
                                                            ======     ======    =======    =======    =======    ======     ======

Earnings:
     Income before income taxes and minority interest       10,177     45,545    224,965    177,041   126,536     56,988     35,286
     Plus:  Interest expense                                55,382     35,863    165,904    120,636    74,770     29,635     12,124
     Less:  Equity income in unconsolidated subsidiaries    (1,840)        --     (5,444)        --        --         --         --
     (Less)/Plus:  Minority interest                           (56)       (31)       n/a        n/a    (3,310)    (8,728)    (5,076)
                                                            ------     ------    -------    -------   -------     ------     ------
         Total "Earnings"                                   63,663     81,377    385,425    297,677   197,996     77,895     42,334
                                                            ======     ======    =======    =======   =======     ======     ======

Fixed Charges:
     Interest expense                                       55,382     35,863    165,904    120,636    74,770     29,635     12,124


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